EXHIBIT 23








                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, except for note 2, which is as of June 28, 2000, relating to the financial statements, which appears in Ford Motor Company's (the "Company") Current Report on Form 8-K dated June 28, 2000. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, MI
March 7, 2001